AMENDMENT II
to the
SOFTWARE LICENSE AGREEMENT DATED DECEMBER 22, 2000 BETWEEN COMMUNICATION INTELLIGENCE CORPORATION (“CIC”)
AND E-COM PYT LTD. (“Licensee”)
(the “Agreement”)

A.	This Amendment II shall be effective May 31, 2005 (the “Effective Date”).

B.
Amendment I to the Agreement defines Licensee’s Territory (the “Territory”) as the ASEAN Region, such designation is further defined therein to encompass the countries of: Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Philippines, Singapore, Thailand, Vietnam, Australia and New Zealand and includes CIC’s agreement not to appoint any other resellers within the ASEAN Region as so defined.

C.	The Territory is hereby expanded so as to include the People’s Republic of China (the “China Region”) and CIC agrees not to appoint any other resellers within the China Region.

D.	This Amendment II shall apply to the current versions of the following products: Sign-it for Word, Sign-it for AutoCAD, Sign-it for Acrobat, iSign, and SignatureOne.

E.
The initial term of this Amendment II shall be two years from the Effective Date hereof. Licensee’s right to be the exclusive reseller within the China Region will be reviewed based upon mutually agreed upon performance metrics, applicable to the second year of the initial term, set at or prior to the end of the first year of the initial term. The right to be the exclusive reseller will be extended to a one-year renewal term if the metrics are achieved. The process will be repeated each renewal term.

F.         Pricing to Licensee, for the China Region, shall reflect (a) the competitive advantage inherent  in the new unbundled feature by feature SignatureOne pricing schedule and (b) the competitive dynamics of the China market.  Overall pricing shall be ___ -% or less of CIC’s current Standard List Price.

G.	Payment Terms:

1.	Upon signing of this Amendment II Licensee shall pay to CIC a $___________nonrefundable fee attributable to the exclusive reseller appointment in the China Region.

2.
Upon signing of this Amendment II Licensee shall pay to CIC a $________nonrefundable license fee. Units shipped (copied) within the China Region shall be credited against such nonrefundable license fee.

3.
Licensee shall pay to CIC a $______quarterly minimum nonrefundable license fee due the first day of each of the first two quarters of the first year of this Amendment II, (June 1, 2005 and September 1, 2005) and a $_______quarterly minimum nonrefundable license fee due the first day of each of the last two quarters of the first year of this Amendment II (December 1, 2005 and March 1, 2006). License fees for units shipped (copied) within the China Region shall be credited against such nonrefundable minimum quarterly license fees.

4.
Licensee shall pay to CIC, on the first day of each quarter of the second year of this Amendment II, a $_________quarterly minimum nonrefundable license fee (June 1, 2006; September 1, 2006; December 1, 2006 and March 1, 2007). License fees for units shipped (copied) within the China Region shall be credited against such nonrefundable minimum quarterly license fees.

H.
Licensee may move prepaid licenses between the ASEAN Region and the China Region, however, licenses acquired for the ASEAN Region and sublicensed in the China Region may not be credited against the license fees delineated in Section G above and shall not be considered toward the fulfillment of any minimum requirements established for the China Region.

I.	The parities shall negotiate in good faith to agree upon the appropriate level of engineering support to be provided by CIC and the specific terms related thereto.

J.
All other terms of the Agreement, as amended, shall remain unchanged and in full force and effect except to the extent that they are inconsistent with the terms of this Amendment as applied to the subject matter hereof. In any such instances the terms of this Amendment shall be given priority over the terms of the Agreement, as amended.

Signed for and on behalf of CIC:

Signature: _____________________________

Printed Name: __________________________
Title: _________________________________

Signed for and on behalf of eCom Asia Pacific Pty Ltd and Wholly Owned Subsidiary:

Signature: _____________________________

Printed Name: __________________________
Title: _________________________________